UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2014

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Ste 900, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Stock and Membership Interest Purchase Agreement

On May 6, 2014, Snyder’s-Lance, Inc. (“Snyder’s-Lance”) and S-L Snacks National, LLC, a North Carolina limited liability company and indirect wholly owned subsidiary of Snyder’s-Lance (“S-L Snacks”), entered into a Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”) with Baptista’s Bakery, Inc., a Wisconsin corporation (“Baptista’s”), 5C Investments LLC, a Wisconsin limited liability company (“5C Investments” and, together with Baptista’s, the “Target Companies”), Nannette M. Gardetto 1994 Trust, a trust organized under the laws of the State of Wisconsin (“Seller”), and Nannette M. Gardetto, a resident of the State of Wisconsin (“Gardetto”), pursuant to which S-L Snacks agreed to purchase from Seller, upon the terms and subject to the conditions of the Purchase Agreement, all of the issued and outstanding shares and membership interests of the Target Companies for $195 million in cash, subject to adjustment based on working capital, funded debt and net cash amounts.

Snyder’s-Lance is a party to the Purchase Agreement solely for the purposes of guaranteeing the purchase price and the obligations of S-L Snacks under the Purchase Agreement. Gardetto is a party to the Purchase Agreement solely for the purposes of guaranteeing certain obligations of Seller under the Purchase Agreement.

Representations, Warranties and Covenants. The Purchase Agreement contains representations, warranties and covenants by the parties that are customary for a transaction of this nature, including, among other things, covenants and agreements relating to the conduct of the Target Companies’ businesses between the date of the signing of the Purchase Agreement and the consummation of the transaction.

Closing Conditions. The closing of the transaction is expected to occur in the second quarter of 2014, subject to various conditions. The obligations of each of Seller and S-L Snacks to complete the transaction are conditioned on, among other conditions:

•	The expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

•	The absence of any injunction or other orders or any other law issued by any governmental authority prohibiting the consummation of the transaction; and

•	The absence of any action or proceeding by a governmental authority seeking to restrain or prohibit the transaction.

The obligations of S-L Snacks to complete the transaction are conditioned on, among other conditions:

•	The accuracy of the Target Companies’ and Seller’s representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications;

•	The performance by the Target Companies and Seller, in all material respects, of all of their obligations under the Purchase Agreement;

•	The absence of any material adverse effect on the financial condition or results of operations of the Target Companies taken as a whole;

•	The delivery by Seller of a properly completed and executed IRS Form 8023 and any other forms necessary to make a Section 338(h)(10) election for Baptista’s; and

•
The execution and delivery by Seller of certain transaction documents, including the Non-Competition Agreement, the Retention Agreement, the Escrow Agreements and the Capital Expenditure Reimbursement Agreement.

The obligations of the Target Companies and Seller to complete the transaction are conditioned on, among other conditions:

•	The accuracy of S-L Snacks’ representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications;

•	The performance by S-L Snacks, in all material respects, of all of its obligations under the Purchase Agreement; and

•	The execution and delivery by S-L Snacks of certain transaction documents, including the Non-Competition Agreement, the Escrow Agreements and the Capital Expenditure Reimbursement Agreement.

     Termination of the Purchase Agreement.    Each of Seller and S-L Snacks may terminate the Purchase Agreement prior to the consummation of the transaction:

•	By mutual written consent; and

•	If a governmental authority has issued an order or taken any action restraining, enjoining or prohibiting the transaction.

Seller may terminate the Purchase Agreement prior to the consummation of the transaction:

•
If there has been a material breach by S-L Snacks of any of its representations, covenants or agreements in the Purchase Agreement, which breach would cause the conditions to the obligations of the Target Companies and Seller to consummate the transactions contemplated by the Purchase Agreement to not be satisfied, and which is not cured within fifteen days following written notice of the breach to S-L Snacks; and

•
If the closing has not occurred by June 30, 2014, subject to (a) an automatic extension until July 31, 2014 to the extent necessary to satisfy the conditions related to regulatory requirements under the HSR Act or (b) possible extension in the event of a material update by S-L Snacks to the disclosure schedules.

S-L Snacks may terminate the Purchase Agreement prior to the consummation of the transaction:

•
If there has been a material breach by Seller or Target Companies of any of their representations, covenants or agreements in the Purchase Agreement, which breach would cause the obligations of S-L Snacks to consummate the transactions contemplated by the Purchase Agreement to not be satisfied, and which is not cured within fifteen days following written notice of the breach to S-L Snacks; and

•
If the closing has not occurred by June 30, 2014, subject to (a) an automatic extension until July 31, 2014 to the extent necessary to satisfy the conditions related to regulatory requirements under the HSR Act or (b) possible extension in the event of a material update by the Target Companies or Seller to the disclosure schedules.

Effect of Termination. Except for certain provisions that survive the termination date (e.g., provisions regarding confidentiality and transaction expenses), in the event of the termination of the Purchase Agreement, the Purchase Agreement will become void, except that any party terminating the Purchase Agreement will retain the right to recover damages sustained by that party as a result of any fraud or willful breach by the other party under the Purchase Agreement (provided that such recovering party has not committed a breach under the Purchase Agreement that would have permitted the other party to terminate the Purchase Agreement) or, in the case of Seller, any failure by S-L Snacks or Snyder’s-Lance to have sufficient immediately available funds for the consummation of the transactions contemplated under the Purchase Agreement.

Escrow and Seller Indemnification.  At the time of the closing, S-L Snacks will pay a total of $10 million of the purchase price into two escrow accounts.  The first escrow account, a working capital escrow account in the amount of $250,000, will be used to satisfy any obligation of Seller to pay a purchase price adjustment to S-L Snacks resulting from the final determination of the Target Companies’ net working capital as of the closing.  The second escrow account, an indemnity escrow account in the amount of $9.75 million, will be available to S-L Snacks if Seller is required to indemnify S-L Snacks under the terms of the Purchase Agreement.

Seller has agreed, subject to certain conditions, to indemnify S-L Snacks, its affiliates and its representatives, from and against any and all damages suffered or paid by any such indemnified party as a result of, in connection with, relating to, or arising from (a) the breach by Seller or the Target Companies of any representations or warranties made by such parties in the Purchase Agreement (subject to specified de minimis thresholds and deductible and cap amounts), (b) the breach by Seller or the Target Companies of any covenant or agreement to be performed by such parties prior to the closing under the Purchase Agreement (subject to specified cap amounts) and (c) any transaction expenses that are not paid in accordance with the Purchase Agreement. Among other caps, the liability of Seller is limited to (1) $11.7 million for breaches of general representations and (2) an amount equal to the final purchase price minus transaction expenses for breaches of covenants and other representations.

S-L Snacks has agreed, subject to certain conditions, to indemnify Seller, its respective affiliates and its representatives, from and against any and all damages suffered or paid by such indemnified party as a result of, in connection with, relating to, or arising from (a) the breach by S-L Snacks of any representations or warranties made by it in the Purchase Agreement (subject to specified de minimis thresholds and deductible amounts) and (b) the breach by S-L Snacks of any covenant or agreement to be performed by it under the Purchase Agreement; and/or (c) the breach by the Target Companies of any covenant or agreement to be performed by them under the Purchase Agreement after the closing.

Financing. The purchase price is expected to be funded with a committed refinancing of Snyder’s-Lance’s existing credit facilities. S-L Snacks has agreed to use commercially reasonable efforts to obtain the committed refinancing, and the consummation of the refinancing is not a condition to S-L Snack’s obligation to close the transaction.

Exclusivity. As of the date of the Purchase Agreement, Seller has agreed to terminate, and to cause its affiliates and representatives to terminate, all negotiations and activities related to a sale of the Target Companies to any party other than S-L Snacks and its affiliates, including any soliciting of proposals or offers from, engaging in discussions or negotiations with, or furnishing confidential information to any third party in an effort to sell the Target Companies.

The foregoing description of the Purchase Agreement does not purport to be complete. Snyder’s-Lance will file a copy of the Purchase Agreement with the Securities and Exchange Commission, to the extent required, upon the earlier of (i) the filing of a Current Report on Form 8-K upon consummation of the transaction or (ii) the filing of its Quarterly Report on Form 10-Q for the second quarter of 2014.

Capital Expenditure Reimbursement Agreement

On May 6, 2014, each of the parties to the Purchase Agreement also entered into a Capital Expenditure Reimbursement Agreement (the “CapEx Reimbursement Agreement”). Pursuant to the CapEx Reimbursement Agreement, the parties have agreed to certain capital expenditures that may be made by the Target Companies during the period from December 29, 2013 until the closing under the Purchase Agreement (the “Qualified Capital Expenditures”). The parties have agreed to an aggregate target amount for the Qualified Capital Expenditures of $13,348,000 (the “CapEx Target”).

At the closing under the Purchase Agreement, (a) if the CapEx Reimbursement Amount (as defined below) is positive, S-L Snack’s will pay to Seller the CapEx Reimbursement Amount or (b) if the CapEx Reimbursement Amount is negative, Seller will pay to S-L Snack’s the CapEx Reimbursement Amount (as if such CapEx Reimbursement Amount was a positive number). The “CapEx Reimbursement Amount” is an amount (whether positive or negative) equal to (i) fifty percent of the Qualified Capital Expenditures of the Target Companies up to the CapEx Target; plus (ii) if the Qualified Capital Expenditures exceed the CapEx Target, one hundred percent of the amount of the excess; minus (iii) if the Qualified Capital Expenditures are less than the CapEx Target, fifty percent of the amount by which the CapEx Target exceeds the Qualified Capital Expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: May 8, 2014	By:	/s/ A. Zachary Smith III
A. Zachary Smith III
Chief General Counsel and Secretary